UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C.  20549

______________________________

FORM 8-K
______________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 10, 2009

GALAXY NUTRITIONAL FOODS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-15345	25-1391475
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6280 Hazeltine National Drive
Orlando, Florida 32822
(Address of Principal Executive Offices)
(407) 855-5500
(Registrant’s telephone number, including area code)

5955 T.G. Lee Boulevard, Suite 201
Orlando, Florida 32822
(Former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

|_|   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_|   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_|   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8.                     Other Events

Item 8.01                      Other Events

On February 9, 2009, Andromeda Acquisition Corp. (“Andromeda”) announced that it plans to make a cash tender offer to purchase all outstanding shares of the Company for $0.36 per share.  Andromeda is a Delaware wholly-owned subsidiary of MW1 LLC (“MW1”) formed solely for the purpose of making the tender offer.  Currently, the sole member of MW1 is Mill Road Capital, L.P., a Delaware limited partnership formed by a core group of professionals to invest in small public companies.  Andromeda announced that it plans to commence the offer on or about February 13, 2009 and end the offer on or about March 16, 2009.  Additionally, it is expected that Galaxy Partners L.L.C., the Company’s 51.1% majority shareholder, along with Mill Road Capital, L.P. will contribute their 14,370,728 combined shares of the Company’s common stock to MW1 prior to the expiration of the offer.

As a result of the tender offer, the Company will postpone its Annual Meeting of Stockholders (“Annual Meeting”) originally scheduled for Tuesday, February 17, 2009 until after the conclusion of the tender offer period.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  February 10, 2009                                                                    Galaxy Nutritional Foods, Inc.

By:             /s/ Salvatore J. Furnari
Salvatore J. Furnari
Chief Financial Officer